Exhibit 99.7

PRELIMINARY COPIES

PROXY CARD

281 Witherspoon Street, Suite 120

Princeton, New Jersey 08540

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GENESIS UNICORN CAPITAL CORP.

The undersigned hereby appoints Samuel Lui and Dr. Adeoye (Oye) Olukotun as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Genesis Unicorn Capital Corp. (“GUCC”) held of record by the undersigned on [●], 2022, at the Special Meeting of Stockholders (“Special Meeting of Stockholders”) to be held on [●], 2022, or any postponement or adjournment thereof. The Special Meeting of Stockholders will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via live webcast at [●] to facilitate stockholder attendance and participation while safeguarding the health and safety of GUCC’s stockholders, board of directors and management. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting of Stockholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Special Meeting of Stockholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4 BELOW. THE GUCC’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal No. 1 — The Reincorporation Merger Proposal — to approve the merger of GUCC with and into ESGL Holdings Limited, a Cayman Islands exempted company (“PubCo”), with PubCo remaining as the surviving publicly traded entity, and the Reincorporation Plan of Merger. We refer to the merger as Reincorporation Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — The Acquisition Merger Proposal — to approve the transactions contemplated under the Merger Agreement, dated as of November 29, 2022 (as may be amended from time to time, the “Merger Agreement”), by and among GUCC, PubCo, ESGH Merger Sub Corp, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Environmental Solutions Group Holdings Limited, a Cayman Islands exempted company (“ESGL”), and Quek Leng Chuang, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the shareholders (the “Shareholder Representative”) (the “Business Combination”), a copy of which is attached to the proxy statement as Annex A. We refer to the merger as Acquisition Merger, collectively with the Reincorporation Merger, the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — The Nasdaq Proposal — to approve for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding shares of GUCC Class A common stock and the resulting change in control in connection with the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal No. 4 - The Charter Amendment Proposal - to approve on a non-binding advisory basis, certain differences between GUCC and PubCo including the governance provisions set forth in PubCo’s Amended and Restated Memorandum and Articles of Association, a copy of which is attached to the proxy statement/prospectus as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal No. 5 — The Adjournment Proposal — to approve the adjournment of the Special Meeting of Stockholders by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event GUCC does not receive the requisite stockholder vote to approve Proposals 1, 2, 3 and 4.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date

Address

Signature of Stockholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!